UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

TD Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
TD Ameritrade Holding Corporation Credit Agreement
           On June 11, 2014, TD Ameritrade Holding Corporation (“Parent”) entered into a Credit Agreement (the “Parent Credit Agreement”) with TD Ameritrade Online Holdings Corp., a wholly-owned subsidiary of Parent, as guarantor (the “Guarantor”), the lenders party thereto (the “Parent Lenders”), led by Bank of America, N.A., as syndication agent, Barclays Bank PLC, U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Parent Lenders have committed to make available to Parent a new $300 million senior unsecured revolving loan facility (the “New Parent Revolving Facility”). The New Parent Revolving Facility replaced Parent’s existing $300 million unsecured revolving loan facility (the “Existing Parent Revolving Facility”), which was scheduled to expire on June 28, 2014. The maturity date of the New Parent Revolving Facility is June 11, 2019. Borrowings under the New Parent Revolving Facility may be used for working capital needs and for general corporate purposes.
     The applicable interest rate under the New Parent Revolving Facility is calculated as a per annum rate equal to, at the option of Parent, (a) LIBOR plus an applicable margin, which is currently 1.25% (“LIBOR loans”) or (b) (i) the greater of (x) the prime rate, (y) the federal funds effective rate plus 0.50% or (z) one-month LIBOR plus 1.00% plus (ii) an applicable margin, which is currently 0.25% (“Base Rate loans”). The applicable margins for both LIBOR loans and Base Rate loans under the New Parent Revolving Facility will be reduced in the event of certain improvements in Parent’s senior unsecured long-term debt ratings (subject to a minimum of 0.875% for LIBOR loans and 0% for Base Rate loans) and will be increased in the event of certain reductions in Parent’s senior unsecured long-term debt ratings (subject to a maximum of 1.75% for LIBOR loans and 0.75% for Base Rate loans). Parent pays an annual commitment fee of 0.15% of the unused capacity of the New Parent Revolving Facility, which also depends on Parent’s senior unsecured long-term debt ratings.
     The obligations under the Parent Credit Agreement are guaranteed by the Guarantor and each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X) of Parent, other than broker-dealer subsidiaries, futures commission merchant subsidiaries and controlled foreign corporations (as defined in Section 957 of the Internal Revenue Code), determined based upon Parent’s most recent consolidated financial statements filed with the SEC; provided that in the case of a subsidiary formed or acquired after the effective date of the Parent Credit Agreement, the determination of whether such subsidiary is a “significant subsidiary” will be made on a pro forma basis based on Parent’s most recent consolidated financial statements for the most recently completed fiscal quarter or fiscal year, as applicable, filed with the SEC. As of the date of this Current Report on Form 8-K, the only subsidiary guarantor of the obligations under the Parent Credit Agreement is the Guarantor.
     The Parent Credit Agreement contains negative covenants that limit or restrict, subject to certain exceptions, the incurrence of liens, indebtedness of subsidiaries, change in nature of business, mergers, consolidations, the sale of all or substantially all of the assets of Parent and its subsidiaries, taken as a whole, and transactions with affiliates. Parent is also required to maintain compliance with a maximum consolidated leverage ratio covenant (not to exceed 3.00:1.00) and a minimum consolidated interest coverage ratio covenant (not less than 4.00:1:00), and Parent’s broker-dealer subsidiaries are required to maintain compliance with a minimum regulatory net capital covenant. The Parent Credit Agreement also contains customary affirmative covenants, including, but not limited to, compliance with applicable law, payment of taxes, maintenance of insurance, preservation of corporate existence, keeping of proper books of record and account and maintenance of properties.
     The Parent Credit Agreement includes events of default customary for such financings, including, but not limited to, nonpayment of principal, interest or fees, cross-defaults to other debt, inaccuracies of representations and warranties, failure to perform negative covenants, failure to perform other terms and conditions, events of bankruptcy and insolvency, change of control and unsatisfied judgments.

     The foregoing description of the Parent Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Parent Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
TD Ameritrade Clearing, Inc. Credit Agreement
     On June 11, 2014, TD Ameritrade Clearing, Inc. (“TDAC”), a wholly-owned subsidiary of Parent, entered into a Credit Agreement (the “TDAC Credit Agreement”) with the lenders party thereto (the “TDAC Lenders”), led by Bank of America, N.A., as syndication agent, Barclays Bank PLC, U.S. Bank National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the TDAC Lenders have committed to make available to TDAC a $300 million senior unsecured revolving loan facility (the “New TDAC Revolving Facility”). The maturity date of the New TDAC Revolving Facility is June 11, 2019. Borrowings under the New TDAC Revolving Facility may be used for working capital needs and for general corporate purposes. The New TDAC Revolving Facility replaced TDAC’s existing $300 million unsecured revolving loan facility (the “Existing TDAC Revolving Facility”), which was scheduled to expire on June 28, 2014.
     The applicable interest rate under the New TDAC Revolving Facility is calculated as a per annum rate equal to, at the option of TDAC, (a) LIBOR plus an applicable margin, which is currently 1.00% (“LIBOR loans”) or (b) the federal funds effective rate plus an applicable margin, which is currently 1.00% (“Fed Funds Rate loans”). The applicable margins for both LIBOR loans and Fed Funds Rate loans under the New TDAC Revolving Facility will be reduced in the event of certain improvements in Parent’s senior unsecured long-term debt ratings (subject to a minimum of 0.75% for both LIBOR loans and Fed Funds Rate loans) and will be increased in the event of certain reductions in Parent’s senior unsecured long-term debt ratings (subject to a maximum of 1.50% for both LIBOR loans and Fed Funds Rate loans). TDAC pays an annual commitment fee of 0.125% of the unused capacity of the New TDAC Revolving Facility, which also depends on Parent’s senior unsecured long-term debt ratings.
     The TDAC Credit Agreement contains negative covenants that limit or restrict, subject to certain exceptions, the incurrence of liens, indebtedness of TDAC and its subsidiaries, change in nature of business, mergers, consolidations, and the sale of all or substantially all of the assets of TDAC and its subsidiaries, taken as a whole. TDAC is also required to maintain minimum consolidated tangible net worth and is required to maintain compliance with minimum regulatory net capital requirements. The TDAC Credit Agreement also contains customary affirmative covenants, including, but not limited to, compliance with applicable law, payment of taxes, maintenance of insurance, preservation of corporate existence, keeping of proper books of record and account and maintenance of properties.
     The TDAC Credit Agreement includes events of default customary for such financings, including, but not limited to, nonpayment of principal, interest or fees, cross-defaults to other debt, inaccuracies of representations and warranties, failure to perform negative covenants, failure to perform other terms and conditions, events of bankruptcy and insolvency, change of control and unsatisfied judgments.
     The foregoing description of the TDAC Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the TDAC Credit Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.
Item 1.02. Termination of a Material Definitive Agreement.
     On June 11, 2014, in connection with the New Parent Revolving Facility described above, Parent terminated the Existing Parent Revolving Facility and the related credit agreement, dated as of June 28, 2011, among Parent, Guarantor, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
     On June 11, 2014, in connection with the New TDAC Revolving Facility described above, TDAC terminated the Existing TDAC Revolving Facility and the related credit agreement, dated as of June 28, 2011, among Parent, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
     The disclosure provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Credit Agreement, dated June 11, 2014, among TD Ameritrade Holding Corporation, TD Ameritrade Online Holdings Corp., as guarantor, the lenders party thereto, Bank of America, N.A., as syndication agent, Barclays Bank PLC, U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents and JPMorgan Chase Bank, N.A., as administrative agent

10.2
Credit Agreement, dated June 11, 2014, among TD Ameritrade Clearing, Inc., the lenders party thereto, Bank of America, N.A., as syndication agent, Barclays Bank PLC, U.S. Bank National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 17, 2014	TD AMERITRADE HOLDING CORPORATION

By: /s/ WILLIAM J. GERBER
William J. Gerber
Executive Vice President, Chief Financial Officer